Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE

QCR Holdings, Inc. Announces Net Income of $27.2 Million

for the First Quarter of 2023

First Quarter 2023 Highlights

•	Net income of $27.2 million, or $1.60 per diluted share

•	Adjusted net income (non-GAAP) of $28.0 million, or $1.65 per diluted share

•	Capital Markets Revenue from Swap Fees grew $5.7 million, or 50%, to $17.0 million

•	Noninterest expenses well controlled and down 2% on a linked-quarter basis

•	Annualized deposit growth, excluding brokered deposits, of 1.4%

•	Uninsured and uncollateralized deposits improved to 23.8% of total deposits

•	Tangible book value (non-GAAP) per share increased 5.1%, or 20.5% annualized

•	TCE ratio grew 28 bps, or 4% to 8.21%

Moline, IL, April 26, 2023 – QCR Holdings, Inc. (NASDAQ: QCRH) (the “Company”) today announced net income of $27.2 million and diluted earnings per share (“EPS”) of $1.60 for the first quarter of 2023, compared to net income of $30.9 million and diluted EPS of $1.81 for the fourth quarter of 2022.

“In the first quarter, we delivered strong results, highlighted by increased fee income and carefully managed expenses,” said Larry J. Helling, Chief Executive Officer. “In response to the current banking environment, we grew our deposits and significantly increased our balance sheet liquidity. In addition, we continued to improve upon our already strong capital levels.”

Core Deposit Growth and Strengthened Liquidity

During the first quarter of 2023, the Company’s deposits, excluding brokered deposits, grew $19.9 million to a total of $5.9 billion, or 1.4% on an annualized basis. The Company also added short-term brokered deposits of $497.5 million during the quarter to intentionally bolster on-balance sheet liquidity and fully eliminate overnight borrowings from the FHLB. Total uninsured and uncollateralized deposits improved during the first quarter and represented 23.8% of total deposits. The Company maintained approximately $1.5 billion of immediately available liquidity at quarter-end, which was more than the total amount of our uninsured or uncollateralized deposits.

“We have built a strong and diversified deposit franchise over the past 30 years and our first-quarter deposit activity was a reflection of the importance of that franchise,” added Mr. Helling. “We are pleased with our level of uninsured and uncollateralized deposits and our strong liquidity position.”

Net Income of $27.2 Million and Diluted EPS of $1.60

Adjusted net income (non-GAAP) and adjusted diluted EPS (non-GAAP) for the first quarter of 2023 were $28.0 million and $1.65, respectively. For the fourth quarter of 2022, adjusted net income (non-GAAP) was $31.1 million and adjusted diluted EPS (non-GAAP) was $1.83. For the first quarter of 2022, net income and diluted EPS were $23.6 million and $1.49, respectively, and adjusted net income (non-GAAP) and adjusted diluted EPS (non-GAAP) were $24.4 million and $1.54, respectively. During the first quarter, the Company grew pre-tax/pre-provision adjusted income (non-GAAP) by $2.0 million or 6.4% when excluding the impact of loan discount accretion.

	For the Quarter Ended
	March 31,	December 31,	March 31,
$ in millions (except per share data)	2023	2022	2022
Net Income	$27.2	$30.9	$23.6
Diluted EPS	$1.60	$1.81	$1.49
Adjusted Net Income (non-GAAP)*	$28.0	$31.1	$24.4
Adjusted Diluted EPS (non-GAAP)*	$1.65	$1.83	$1.54

*Adjusted non-GAAP measurements of financial performance exclude non-core and/or nonrecurring income and expense items that management believes are not reflective of the anticipated future operation of the Company’s business. The Company believes these measurements provide a better comparison for analysis and may provide a better indicator of future performance. See GAAP to non-GAAP reconciliations.

Net Interest Income of $56.8 Million

Net interest income for the first quarter of 2023 totaled $56.8 million, compared to $65.2 million for the fourth quarter of 2022 and $45.7 million for the first quarter of 2022. Adjusted net interest income (non-GAAP) during the quarter was $62.0 million, a decrease of $3.0 million from the prior quarter. Acquisition-related net accretion totaled $828 thousand for the first quarter of 2023, compared to $5.7 million in the fourth quarter of 2022.

In the first quarter of 2023, net interest margin (“NIM”) was 3.18% and NIM on a tax-equivalent yield (“TEY”) basis (non-GAAP) was 3.52%, compared to 3.62% and 3.93% in the prior quarter, respectively. Adjusted NIM TEY (non-GAAP) of 3.47% declined by 14 basis points from 3.61% in the fourth quarter.

“Our adjusted tax-equivalent NIM declined by 14 basis points during the first quarter,” said Todd A. Gipple, President, Chief Operating Officer and Chief Financial Officer. “With heavy deposit competition and the later stages of the rate cycle, our deposit betas accelerated in the first quarter. We continue to see deposit mix shift from noninterest bearing and lower beta deposits to higher beta deposits, which has shifted our interest rate risk position from asset sensitive to moderately liability sensitive.”

Noninterest Income Jumps 22% to $25.8 Million

Noninterest income for the first quarter of 2023 totaled $25.8 million, up 22% from $21.2 million for the fourth quarter of 2022. The Company generated $17.0 million of capital markets revenue from swap fees in the quarter, an increase of $5.7 million, or 50% from the fourth quarter. Wealth management revenue of $3.8 million for the quarter also grew more than 6% from the prior quarter.

“Capital markets revenue was $17.0 million in the first quarter, up significantly from the fourth quarter and well ahead of our guidance range,” added Mr. Gipple. “Many of the headwinds that some of our clients had been experiencing in recent quarters have begun to subside and several previously delayed projects funded during the first quarter. Our pipeline for these loans remains healthy and, as a result, we are increasing our capital markets revenue guidance to a range of between $40 and $50 million for the next twelve months.”

Noninterest Expenses Decline 2% to $48.8 Million

Noninterest expense for the first quarter of 2023 remains well-controlled and totaled $48.8 million, down 2% from $49.7 million for the fourth quarter of 2022 and compared to $38.3 million for the first quarter of 2022. The linked-quarter decline was primarily due to lower compensation expense. In addition, we experienced lower professional and data processing fees, insurance and regulatory fees, and advertising and marketing expenses. Noninterest expenses declined 2% during the first quarter despite the impact of annual merit increases effective at the beginning of the quarter and continued inflationary pressures.

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Annualized Loan and Lease Growth of 3.3% for the Quarter

During the first quarter of 2023, the Company’s loans and leases grew $51.2 million to a total of $6.2 billion, or 3.3% on an annualized basis. “Our loan growth during the quarter was driven primarily by strength in both our traditional and tax credit lending business,” added Mr. Helling. “We experienced more modest loan demand from our client base due to the macro headwinds being created by the higher interest rate environment. Therefore, given the ongoing economic uncertainty, we are now guiding to loan growth in the second quarter in the range of zero to 5%, on an annualized basis net of the planned loan securitization.”

Asset Quality Remains Excellent

“Our asset quality remains excellent as the ratio of nonperforming assets to total assets was 0.29% at quarter-end and compares favorably to historical averages and current peer metrics. We remain cautiously optimistic about the relative economic resiliency of our markets and we are not seeing any meaningful signs of weakness across our footprint,” said Mr. Helling.

Nonperforming assets (“NPAs”) totaled $23.0 million at the end of the first quarter, up from $8.9 million in the fourth quarter of 2022. The increase in NPAs during the quarter was the result of a single credit relationship which was moved to nonaccrual status. In addition, the Company’s criticized loans and classified loans to total loans and leases on March 31, 2023, increased modestly to 3.16% and 1.14%, respectively, as compared to 2.68% and 1.08% as of December 31, 2022.

The Company recorded a total provision for credit losses of $3.9 million during the quarter which included $2.5 million of provision on loans/leases. As of March 31, 2023, the ACL to total loans/leases held for investment was 1.43%, consistent with the prior quarter.

Continued Strong Capital Levels

As of March 31, 2023, the Company’s total risk-based capital ratio was 14.50%, the common equity tier 1 ratio was 9.48% and the tangible common equity to tangible assets ratio (non-GAAP) was 8.21%. By comparison, these respective ratios were 14.28%, 9.29% and 7.93% as of December 31, 2022.

During the first quarter, the Company purchased and retired 152,500 shares of its common stock at an average price of $50.61 per share as the Company executed purchases under the share repurchase plan announced during the second quarter of 2022. The 2022 share repurchase plan authorized approximately 1,500,000 shares to be repurchased and the Company has approximately 778,000 shares remaining under the program.

The Company’s tangible book value per share (non-GAAP) increased by 5.1% during the first quarter. Accumulated other comprehensive income (“AOCI”) improved $9.3 million during the quarter due to an increase in the value of the Company’s available for sale securities portfolio and certain derivatives resulting from the change in interest rates during the first quarter. While the repurchase of shares modestly impacted the Company’s tangible common equity, the change in AOCI and solid earnings more than offset this impact, which led to the sharp increase in tangible book value per share (non-GAAP).

Focus on Three Strategic Long-Term Initiatives

As part of our Company’s ongoing efforts to grow earnings and drive attractive long-term returns for shareholders, we continue to operate under three key strategic long-term initiatives:

•	Generate organic loan and lease growth of 9% per year, funded by core deposits;

•	Grow fee-based income by at least 6% per year; and

•	Limit annual operating expense growth to 5% per year.

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Conference Call Details

The Company will host an earnings call/webcast tomorrow, April 27, 2023, at 10:00 a.m. Central Time. Dial-in information for the call is toll-free: 888-346-9286 (international 412-317-5253). Participants should request to join the QCR Holdings, Inc. call. The event will be available for replay through May 4, 2023. The replay access information is 877-344-7529 (international 412-317-0088); access code 6451503. A webcast of the teleconference can be accessed on the Company’s News and Events page at www.qcrh.com. An archived version of the webcast will be available at the same location shortly after the live event has ended.

About Us

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company serving the Quad Cities, Cedar Rapids, Cedar Valley, Des Moines/Ankeny and Springfield communities through its wholly owned subsidiary banks. The banks provide full-service commercial and consumer banking and trust and wealth management services. Quad City Bank & Trust Company, based in Bettendorf, Iowa, commenced operations in 1994, Cedar Rapids Bank & Trust Company, based in Cedar Rapids, Iowa, commenced operations in 2001, Community State Bank, based in Ankeny, Iowa, was acquired by the Company in 2016, Springfield First Community Bank, based in Springfield, Missouri, was acquired by the Company in 2018, and Guaranty Bank, also based in Springfield, Missouri, was acquired by the Company and merged with Springfield First Community Bank on April 1, 2022, with the combined entity operating under the Guaranty Bank name. Additionally, the Company serves the Waterloo/Cedar Falls, Iowa community through Community Bank & Trust, a division of Cedar Rapids Bank & Trust Company. Quad City Bank & Trust Company offers equipment loans and leases to businesses through its wholly owned subsidiary, m2 Equipment Finance, LLC, based in Milwaukee, Wisconsin, and also provides correspondent banking services. The Company has 36 locations in Iowa, Missouri, Wisconsin and Illinois. As of March 31, 2023, the Company had $8.0 billion in assets, $6.2 billion in loans and $6.5 billion in deposits. For additional information, please visit the Company’s website at www.qcrh.com.

Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “bode”, “predict,” “suggest,” “project”, “appear,” “plan,” “intend,” “estimate,” ”annualize,” “may,” “will,” “would,” “could,” “should,” “likely,” “might,” “potential,” “continue,” “annualized,” “target,” “outlook,” as well as the negative forms of those words, or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

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A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local, state, national and international economies(including effects of inflationary pressures and supply chain constraints); (ii) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics (including the COVID-19 pandemic in the United States), acts of war or other threats thereof (including the Russian invasion of Ukraine), or other adverse external events that could cause economic deterioration or instability in credit markets, and the response of the local, state and national governments to any such adverse external events; (iii) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies, the FASB or the PCAOB; (iv) changes in local, state and federal laws, regulations and governmental policies concerning the Company’s general business and any changes in response to the recent failures of other banks; (v) changes in interest rates and prepayment rates of the Company’s assets (including the impact of LIBOR phase-out); (vi) increased competition in the financial services sector, including from non-bank competitors such as credit unions and “fintech” companies, and the inability to attract new customers; (vii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (viii) unexpected results of acquisitions, which may include failure to realize the anticipated benefits of acquisitions and the possibility that transaction costs may be greater than anticipated; (ix) the loss of key executives or employees; (x) changes in consumer spending; (xi) unexpected outcomes of existing or new litigation involving the Company; (xii) the economic impact of exceptional weather occurrences such as tornadoes, floods and blizzards; (xiii) fluctuations in the value of securities held in our securities portfolio; (xiv) concentrations within our loan portfolio, large loans to certain borrowers, and large deposits from certain clients; (xv) the concentration of large deposits from certain clients who have balances above current FDIC insurance limits and may withdraw deposits to diversity their exposure; (xvi) the level of non-performing assets on our balance sheets; (xvii) interruptions involving our information technology and communications systems or third-party servicers; (xviii) breaches or failures of our information security controls or cybersecurity-related incidents, and (xixi) the ability of the Company to manage the risks associated with the foregoing as well as anticipated. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

Contact:

Todd A. Gipple

President

Chief Operating Officer

Chief Financial Officer

(309) 743-7745

tgipple@qcrh.com

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QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022

	(dollars in thousands)
CONDENSED BALANCE SHEET

Cash and due from banks	$64,295	$59,723	$86,282	$92,379	$50,540
Federal funds sold and interest-bearing deposits	253,997	124,270	71,043	56,532	66,390
Securities, net of allowance for credit losses	877,446	928,102	879,450	879,918	823,311
Loans receivable held for sale (1)	140,633	1,480	3,054	1,186	2,968
Loans/leases receivable held for investment	6,049,389	6,137,391	6,005,556	5,796,717	4,824,900
Allowance for credit losses	(86,573)	(87,706)	(90,489)	(92,425)	(74,786)
Intangibles	15,993	16,759	17,546	18,333	8,856
Goodwill	138,474	137,607	137,607	137,607	74,066
Derivatives	130,350	177,631	185,037	97,455	107,326
Other assets	452,900	453,580	434,963	405,239	292,248
Total assets	$8,036,904	$7,948,837	$7,730,049	$7,392,941	$6,175,819

Total deposits	$6,501,663	$5,984,217	$5,941,035	$5,820,657	$4,839,689
Total borrowings	417,480	825,894	701,491	583,166	443,270
Derivatives	150,401	200,701	209,479	113,305	116,193
Other liabilities	165,866	165,301	140,972	132,675	108,743
Total stockholders' equity	801,494	772,724	737,072	743,138	667,924
Total liabilities and stockholders' equity	$8,036,904	$7,948,837	$7,730,049	$7,392,941	$6,175,819

ANALYSIS OF LOAN PORTFOLIO
Loan/lease mix:
Commercial and industrial - revolving	$307,612	$296,869	$332,996	$322,258	$263,441
Commercial and industrial - other	1,420,331	1,451,693	1,415,996	1,403,689	1,374,221
Total commercial and industrial	1,727,943	1,748,562	1,748,992	1,725,947	1,637,662
Commercial real estate, owner occupied	616,922	629,367	627,558	628,565	439,257
Commercial real estate, non-owner occupied	982,716	963,239	920,876	889,530	679,898
Construction and land development*	1,208,185	1,192,061	1,149,503	1,080,372	863,116
Multi-family*	969,870	963,803	933,118	860,742	711,682
Direct financing leases	35,373	31,889	33,503	40,050	43,330
1-4 family real estate	532,491	499,529	487,508	473,141	379,613
Consumer	116,522	110,421	107,552	99,556	73,310
Total loans/leases	$6,190,022	$6,138,871	$6,008,610	$5,797,903	$4,827,868
Less allowance for credit losses	86,573	87,706	90,489	92,425	74,786
Net loans/leases	$6,103,449	$6,051,165	$5,918,121	$5,705,478	$4,753,082

*The LIHTC lending business is a significant part of the Company's Construction and Multi-family loans. For the quarter ended March 31, 2023, the  LIHTC portion of the Construction loans was $760 million, or 63%, and the LIHTC portion of the Multi-family loans was $742 million, or 76%.

ANALYSIS OF SECURITIES PORTFOLIO
Securities mix:
U.S. government sponsored agency securities	$19,320	$16,981	$20,527	$20,448	$21,380
Municipal securities	731,689	779,450	724,204	710,638	667,245
Residential mortgage-backed and related securities	63,104	66,215	68,844	81,247	86,381
Asset backed securities	17,967	18,728	19,630	19,956	23,233
Other securities	46,535	46,908	46,443	47,827	25,270
Total securities	$878,615	$928,282	$879,648	$880,116	$823,509
Less allowance for credit losses	1,169	180	198	198	198
Net securities	$877,446	$928,102	$879,450	$879,918	$823,311

ANALYSIS OF DEPOSITS
Deposit mix:
Noninterest-bearing demand deposits	$1,189,858	$1,262,981	$1,315,555	$1,514,005	$1,275,493
Interest-bearing demand deposits	4,033,193	3,875,497	3,904,303	3,758,566	3,181,685
Time deposits	679,946	744,593	672,133	540,074	382,268
Brokered deposits	598,666	101,146	49,044	8,012	243
Total deposits	$6,501,663	$5,984,217	$5,941,035	$5,820,657	$4,839,689

ANALYSIS OF BORROWINGS
Borrowings mix:
Term FHLB advances	$135,000	$-	$-	$-	$-
Overnight FHLB advances	-	415,000	335,000	400,000	290,000
Other short-term borrowings	1,100	129,630	85,180	1,070	1,190
Subordinated notes	232,746	232,662	232,743	133,562	113,890
Junior subordinated debentures	48,634	48,602	48,568	48,534	38,190
Total borrowings	$417,480	$825,894	$701,491	$583,166	$443,270

(1)	Loans with a fair value of $139.2 million, have been identified for securitization and are included in LHFS at March 31, 2023.

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QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022

	(dollars in thousands, except per share data)

INCOME STATEMENT
Interest income	$94,217	$94,037	$79,267	$68,205	$51,062
Interest expense	37,407	28,819	18,498	8,805	5,329
Net interest income	56,810	65,218	60,769	59,400	45,733
Provision for credit losses (1)	3,928	-	-	11,200	(2,916)
Net interest income after provision for credit losses	$52,882	$65,218	$60,769	$48,200	$48,649

Trust department fees	$2,906	$2,644	$2,537	$2,497	$2,963
Investment advisory and management fees	879	918	921	983	1,036
Deposit service fees	2,028	2,142	2,214	2,223	1,555
Gain on sales of residential real estate loans	312	468	641	809	493
Gain on sales of government guaranteed portions of loans	30	50	50	-	19
Capital markets revenue	17,023	11,338	10,545	13,004	6,422
Securities losses, net	(463)	-	-	-	-
Earnings on bank-owned life insurance	707	755	605	350	346
Debit card fees	1,466	1,500	1,453	1,499	1,007
Correspondent banking fees	391	257	189	244	277
Loan related fee income	651	614	652	682	480
Fair value gain (loss) on derivatives	(427)	(267)	904	432	906
Other	339	800	384	59	129
Total noninterest income	$25,842	$21,219	$21,095	$22,782	$15,633

Salaries and employee benefits	$32,003	$32,594	$29,175	$29,972	$23,627
Occupancy and equipment expense	5,914	6,027	6,033	5,978	3,937
Professional and data processing fees	3,514	3,769	4,477	4,365	3,671
Acquisition costs	-	(424)	315	1,973	1,851
Post-acquisition compensation, transition and integration costs	207	668	62	4,796	-
FDIC insurance, other insurance and regulatory fees	1,374	1,605	1,497	1,394	1,310
Loan/lease expense	556	411	390	761	267
Net cost of (income from) and gains/losses on operations of other real estate	(67)	(117)	19	59	(1)
Advertising and marketing	1,237	1,562	1,437	1,198	761
Communication and data connectivity	665	587	639	584	403
Supplies	305	337	289	237	246
Bank service charges	605	563	568	610	541
Correspondent banking expense	210	210	218	213	199
Intangibles amortization	766	787	787	787	493
Payment card processing	545	599	477	626	262
Trust expense	214	166	227	195	187
Other	737	353	1,136	500	571
Total noninterest expense	$48,785	$49,697	$47,746	$54,248	$38,325

Net income before income taxes	$29,939	$36,740	$34,118	$16,734	$25,957
Federal and state income tax expense	2,782	5,834	4,824	1,492	2,333
Net income	$27,157	$30,906	$29,294	$15,242	$23,624

Basic EPS	$1.62	$1.83	$1.73	$0.88	$1.51
Diluted EPS	$1.60	$1.81	$1.71	$0.87	$1.49

Weighted average common shares outstanding	16,776,289	16,855,973	16,900,968	17,345,324	15,625,112
Weighted average common and common equivalent shares outstanding	16,942,132	17,047,976	17,110,691	17,549,107	15,852,256

(1)	Provision for credit losses for the quarter ended June 30, 2022 included $11.0 million related to the acquired Guaranty Bank non-PCD loans and $1.4 million related to acquired Guaranty Bank OBS exposures.

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QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of and for the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022

	(dollars in thousands, except per share data)

COMMON SHARE DATA
Common shares outstanding	16,713,775	16,795,942	16,885,485	17,064,347	15,579,605
Book value per common share (1)	$47.95	$46.01	$43.65	$43.55	$42.87
Tangible book value per common share (Non-GAAP) (2)	$38.71	$36.82	$34.46	$34.41	$37.55
Closing stock price	$43.91	$49.64	$50.94	$53.99	$56.59
Market capitalization	$733,902	$833,751	$860,147	$921,304	$881,650
Market price / book value	91.57%	107.90%	116.70%	123.97%	132.00%
Market price / tangible book value	113.43%	134.83%	147.81%	156.90%	150.71%
Earnings per common share (basic) LTM (3)	$6.06	$5.95	$5.86	$6.14	$6.68
Price earnings ratio LTM (3)	7.24 x	8.35 x	8.70 x	8.79 x	8.47 x
TCE / TA (Non-GAAP) (4)	8.21%	7.93%	7.68%	8.11%	9.60%

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
Beginning balance	$772,724	$737,072	$743,138	$667,924	$677,010
Net income	27,157	30,906	29,294	15,242	23,624
Other comprehensive income (loss), net of tax	9,325	9,959	(24,783)	(24,286)	(27,340)
Common stock cash dividends declared	(1,010)	(1,013)	(1,012)	(1,059)	(938)
Issuance of 2,071,291 shares of common stock as a result of the acquisition of Guaranty Federal Bancshares	-	-	-	117,214	-
Repurchase and cancellation of shares of common stock as a result of a share repurchase program	(7,719)	(5,037)	(10,485)	(33,016)	(4,416)
Other (5)	1,017	837	920	1,119	(16)
Ending balance	$801,494	$772,724	$737,072	$743,138	$667,924

REGULATORY CAPITAL RATIOS (6):
Total risk-based capital ratio	14.50%	14.28%	14.38%	13.40%	14.50%
Tier 1 risk-based capital ratio	10.13%	9.95%	9.88%	10.18%	11.27%
Tier 1 leverage capital ratio	9.73%	9.61%	9.56%	9.61%	10.78%
Common equity tier 1 ratio	9.48%	9.29%	9.21%	9.46%	10.61%

KEY PERFORMANCE RATIOS AND OTHER METRICS
Return on average assets (annualized)	1.37%	1.58%	1.53%	0.83%	1.55%
Return on average total equity (annualized)	13.67%	16.32%	15.39%	7.74%	13.81%
Net interest margin	3.18%	3.62%	3.46%	3.53%	3.30%
Net interest margin (TEY) (Non-GAAP)(7)	3.52%	3.93%	3.71%	3.74%	3.50%
Efficiency ratio (Non-GAAP) (8)	59.02%	57.50%	58.32%	66.01%	62.45%
Gross loans and leases / total assets	77.02%	77.23%	77.73%	78.42%	78.17%
Gross loans and leases / total deposits	95.21%	102.58%	101.14%	99.61%	99.76%
Effective tax rate	9.29%	15.88%	14.14%	8.92%	8.99%
Full-time equivalent employees (9)	969	973	956	968	749

AVERAGE BALANCES
Assets	$7,906,830	$7,800,229	$7,652,463	$7,324,470	$6,115,127
Loans/leases	6,165,115	6,043,359	5,916,100	5,711,471	4,727,478
Deposits	6,179,644	6,029,455	5,891,198	5,867,444	4,903,354
Total stockholders' equity	794,685	757,419	761,428	788,204	684,126

(1)	Includes accumulated other comprehensive income (loss).
(2)	Includes accumulated other comprehensive income (loss) and excludes intangible assets (Non-GAAP).
(3)	LTM : Last twelve months.
(4)	TCE / TCA : tangible common equity / total tangible assets. See GAAP to non-GAAP reconciliations.
(5)	Includes mostly common stock issued for options exercised and the employee stock purchase plan, as well as stock-based compensation.
(6)	Ratios for the current quarter are subject to change upon final calculation for regulatory filings due after earnings release.
(7)	TEY : Tax equivalent yield. See GAAP to Non-GAAP reconciliations.
(8)	See GAAP to Non-GAAP reconciliations.
(9)	Increase at June 30, 2022 due to the acquisition of Guaranty Bank.

8

QCR Holding, Inc.
Consolidated Financial Highlights
(Unaudited)

	For the Quarter Ended
	March 31, 2023			December 31, 2022			March 31, 2022
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)
ANALYSIS OF NET INTEREST INCOME AND MARGIN
Fed funds sold	$19,275	$234	4.93%	$30,754	$296	3.82%	$4,564	$2	0.15%
Interest-bearing deposits at financial institutions	73,584	821	4.53%	62,581	504	3.20%	69,328	35	0.20%
Securities (1)	951,865	10,157	4.27%	971,930	10,074	4.14%	802,260	7,682	3.83%
Restricted investment securities	37,766	513	5.43%	39,954	628	6.15%	22,183	281	5.06%
Loans (1)	6,165,115	88,548	5.82%	6,043,359	88,088	5.78%	4,727,478	45,995	3.95%
Total earning assets (1)	$7,247,605	$100,273	5.60%	$7,148,578	$99,590	5.53%	$5,625,813	$53,995	3.88%

Interest-bearing deposits	$4,067,405	$23,776	2.37%	$3,968,081	$17,655	1.77%	$3,228,083	$2,338	0.29%
Time deposits	869,912	6,003	2.80%	746,819	3,476	1.85%	398,897	799	0.81%
Short-term borrowings	7,573	99	5.28%	19,591	211	4.28%	1,951	-	0.05%
Federal Home Loan Bank advances	296,333	3,521	4.75%	351,033	3,507	3.91%	85,778	82	0.38%
Subordinated debentures	232,679	3,311	5.69%	232,689	3,312	5.69%	113,868	1,554	5.46%
Junior subordinated debentures	48,613	696	5.72%	48,583	657	5.29%	38,171	556	5.83%
Total interest-bearing liabilities	$5,522,515	$37,406	2.74%	$5,366,796	$28,818	2.13%	$3,866,748	$5,329	0.56%

Net interest income (1)		$62,867			$70,772			$48,666
Net interest margin (2)			3.18%			3.62%			3.30%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.52%			3.93%			3.50%
Adjusted net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.47%			3.61%			3.50%

(1)	Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% tax rate.
(2)	See "Select Financial Data - Subsidiaries" for a breakdown of amortization/accretion included in net interest margin for each period presented.
(3)	TEY : Tax equivalent yield. See GAAP to Non-GAAP reconciliations.

9

QCR Holding, Inc.
Consolidated Financial Highlights
(Unaudited)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022

	(dollars in thousands, except per share data)
ROLLFORWARD OF ALLOWANCE FOR CREDIT LOSSES ON LOANS/LEASES
Beginning balance	$87,706	$90,489	$92,425	$74,786	$78,721
Initial ACL recorded for acquired PCD loans	-	-	-	5,902	-
Reduction of ACL for writedown of LHFS to fair value (1)	(1,709)	-	-	-	-
Credit loss expense (2)	2,458	1,013	331	12,141	(3,849)
Loans/leases charged off	(2,275)	(3,960)	(2,489)	(620)	(456)
Recoveries on loans/leases previously charged off	393	164	222	216	370
Ending balance	$86,573	$87,706	$90,489	$92,425	$74,786

NONPERFORMING ASSETS
Nonaccrual loans/leases (3)	$22,947	$8,765	$17,511	$23,574	$2,744
Accruing loans/leases past due 90 days or more	15	5	3	268	4
Total nonperforming loans/leases	22,962	8,770	17,514	23,842	2,748
Other real estate owned	61	133	177	205	-
Other repossessed assets	-	-	340	-	-
Total nonperforming assets	$23,023	$8,903	$18,031	$24,047	$2,748

ASSET QUALITY RATIOS
Nonperforming assets / total assets	0.29%	0.11%	0.23%	0.33%	0.04%
ACL for loans and leases / total loans/leases held for investment	1.43%	1.43%	1.51%	1.59%	1.55%
ACL for loans and leases / nonperforming loans/leases	377.03%	1000.07%	516.67%	387.66%	2721.47%
Net charge-offs as a % of average loans/leases	0.03%	0.06%	0.04%	0.01%	0.00%

INTERNALLY ASSIGNED RISK RATING (4)
Special mention (rating 6)	$125,048	$98,333	$63,973	$54,558	$63,622
Substandard (rating 7)	70,866	66,021	77,317	83,048	54,491
Doubtful (rating 8)	-	-	-	-	-
	$195,914	$164,354	$141,290	$137,606	$118,113

Criticized loans (5)	$195,914	$164,354	$141,290	$137,606	$118,113
Classified loans (6)	70,866	66,021	77,317	83,048	54,491

Criticized loans as a % of total loans/leases	3.16%	2.68%	2.35%	2.37%	2.45%
Classified loans as a % of total loans/leases	1.14%	1.08%	1.29%	1.43%	1.13%

(1)	Certain loans were identified for securitization and transferred from loans to LHFS. The fair value of the loans was less than its carrying value at the date of transfer, resulting in a charge to the loan ACL.
(2)	Credit loss expense on loans/leases for the quarter ended June 30, 2022 included $11.0 million related to the acquired Guaranty Bank non-PCD loans.
(3)	The increase in nonaccrual loans for the quarter ended June 30, 2022 is due to the addition of $7.3 million related to the acquired Guaranty Bank loan portfolio.
(4)	Amounts exclude the government guaranteed portion, if any. The Company assigns internal risk ratings of Pass (Rating 2) for the government guaranteed portion.
(5)	Criticized loans are defined as C&I and CRE loans with internally assigned risk ratings of 6, 7, or 8, regardless of performance.
(6)	Classified loans are defined as C&I and CRE loans with internally assigned risk ratings of 7 or 8, regardless of performance.

10

QCR Holding, Inc.
Consolidated Financial Highlights
(Unaudited)

	For the Quarter Ended
	March 31,	December 31,	March 31,
SELECT FINANCIAL DATA - SUBSIDIARIES	2023	2022	2022

	(dollars in thousands)
TOTAL ASSETS
Quad City Bank and Trust (1)	$2,548,473	$2,312,013	$2,195,894
m2 Equipment Finance, LLC	317,497	306,396	281,666
Cedar Rapids Bank and Trust	2,196,560	2,185,500	1,947,737
Community State Bank	1,286,227	1,297,812	1,184,708
Guaranty Bank (2)	2,147,776	2,146,474	956,345

TOTAL DEPOSITS
Quad City Bank and Trust (1)	$2,173,343	$1,730,187	$1,930,935
Cedar Rapids Bank and Trust	1,663,138	1,686,959	1,397,976
Community State Bank	1,086,531	1,071,146	1,013,928
Guaranty Bank (2)	1,646,730	1,587,477	555,559

TOTAL LOANS & LEASES
Quad City Bank and Trust (1)	$1,872,029	$1,828,267	$1,692,218
m2 Equipment Finance, LLC	321,495	309,930	285,871
Cedar Rapids Bank and Trust	1,637,252	1,644,989	1,478,514
Community State Bank	994,454	988,370	912,996
Guaranty Bank (2)	1,686,287	1,677,245	744,140

TOTAL LOANS & LEASES / TOTAL DEPOSITS
Quad City Bank and Trust (1)	86%	106%	88%
Cedar Rapids Bank and Trust	98%	98%	106%
Community State Bank	92%	92%	90%
Guaranty Bank	102%	106%	134%

TOTAL LOANS & LEASES / TOTAL ASSETS
Quad City Bank and Trust (1)	73%	79%	77%
Cedar Rapids Bank and Trust	75%	75%	76%
Community State Bank	77%	76%	77%
Guaranty Bank	79%	78%	78%

ACL ON LOANS/LEASES AS A PERCENTAGE OF LOANS/LEASES
Quad City Bank and Trust (1)	1.41%	1.46%	1.69%
m2 Equipment Finance, LLC	3.13%	3.11%	3.31%
Cedar Rapids Bank and Trust	1.50%	1.49%	1.61%
Community State Bank	1.38%	1.38%	1.55%
Guaranty Bank	1.29%	1.37%	1.11%

RETURN ON AVERAGE ASSETS
Quad City Bank and Trust (1)	1.23%	1.36%	1.86%
Cedar Rapids Bank and Trust	3.07%	2.73%	2.25%
Community State Bank	1.49%	1.75%	1.42%
Guaranty Bank	1.02%	2.06%	1.40%

NET INTEREST MARGIN PERCENTAGE (3)
Quad City Bank and Trust (1)	3.44%	3.56%	3.50%
Cedar Rapids Bank and Trust (4)	4.03%	4.37%	3.60%
Community State Bank (5)	3.99%	4.06%	3.62%
Guaranty Bank (6)	3.49%	4.58%	3.38%

ACQUISITION-RELATED AMORTIZATION/ACCRETION INCLUDED IN NET INTEREST MARGIN, NET
Cedar Rapids Bank and Trust	$(8)	$98	$51
Community State Bank - Ankeny	71	505	33
Guaranty Bank	797	5,118	69
QCR Holdings, Inc. (7)	(32)	(33)	(35)

(1)	Quad City Bank and Trust figures include m2 Equipment Finance, LLC, as this entity is wholly-owned and consolidated with the Bank. m2 Equipment Finance, LLC is also presented separately for certain (applicable) measurements.
(2)	Increase due to the acquisition of Guaranty Bank on April 1, 2022, merging into Springfield First Community Bank with the combined bank operating under the Guaranty Bank name.
(3)	Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% tax rate.
(4)	Cedar Rapids Bank and Trust's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin (Non-GAAP) would have been 4.03% for the quarter ended March 31, 2023, 4.28% for the quarter ended December 31, 2022 and 3.54% for the quarter ended March 31, 2022.
(5)	Community State Bank's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin (Non-GAAP) would have been 3.99% for the quarter ended March 31, 2023, 3.73% for the quarter ended December 31, 2022 and 3.62% for the quarter ended March 31, 2022.
(6)	Guaranty Bank's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin (Non-GAAP) would have been 3.39% for the quarter ended March 31, 2023, 3.58% for the quarter ended December 31, 2022 and 3.41% for the quarter ended March 31, 2022.
(7)	Relates to the trust preferred securities acquired as part of the Guaranty Bank acquisition in 2017 and the Community National Bank acquisition in 2013.

11

QCR Holding, Inc.
Consolidated Financial Highlights
(Unaudited)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
GAAP TO NON-GAAP RECONCILIATIONS	2023	2022	2022	2022	2022

	(dollars in thousands, except per share data)
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO (1)
Stockholders' equity (GAAP)	$801,494	$772,724	$737,072	$743,138	$667,924
Less: Intangible assets	154,467	154,366	155,153	155,940	82,922
Tangible common equity (non-GAAP)	$647,027	$618,358	$581,919	$587,198	$585,002

Total assets (GAAP)	$8,036,904	$7,948,837	$7,730,049	$7,392,941	$6,175,819

Less: Intangible assets	154,467	154,366	155,153	155,940	82,922
Tangible assets (non-GAAP)	$7,882,437	$7,794,471	$7,574,896	$7,237,001	$6,092,897

Tangible common equity to tangible assets ratio (non-GAAP)	8.21%	7.93%	7.68%	8.11%	9.60%

(1)	This ratio is a non-GAAP financial measure. The Company's management believes that this measurement is important to many investors in the marketplace who are interested in changes period-to-period in common equity. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to stockholders' equity and total assets, which are the most directly comparable GAAP financial measures.

12

QCR Holding, Inc.Consolidated
Financial Highlights
(Unaudited)

GAAP TO NON-GAAP RECONCILIATIONS	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
ADJUSTED NET INCOME (1)	2023	2022	2022	2022	2022

	(dollars in thousands, except per share data)
Net income (GAAP)	$27,157	$30,906	$29,294	$15,242	$23,624

Less non-core items (post-tax) (2):
Income:
Securities losses, net	(366)	-	-	-	-
Fair value gain (loss) on derivatives, net	(337)	(211)	714	342	715
Total non-core income (non-GAAP)	$(703)	$(211)	$714	$342	$715

Expense:
Acquisition costs (2)	-	(517)	321	1,932	1,462
Post-acquisition compensation, transition and integration costs	164	529	48	3,789	-
CECL Day 2 provision for credit losses on acquired non-PCD loans (3)	-	-	-	8,651	-
CECL Day 2 provision for credit losses provision on acquired OBS exposure (3)	-	-	-	1,140	-
Total non-core expense (non-GAAP)	$164	$12	$369	$15,512	$1,462
Adjusted net income (non-GAAP) (1)	$28,024	$31,129	$28,949	$30,412	$24,371

ADJUSTED EARNINGS PER COMMON SHARE (1)

Adjusted net income (non-GAAP) (from above)	$28,024	$31,129	$28,949	$30,412	$24,371

Weighted average common shares outstanding	16,776,289	16,855,973	16,900,968	17,345,324	15,625,112
Weighted average common and common equivalent shares outstanding	16,942,132	17,047,976	17,110,691	17,549,107	15,852,256

Adjusted earnings per common share (non-GAAP):
Basic	$1.67	$1.85	$1.71	$1.75	$1.56
Diluted	$1.65	$1.83	$1.69	$1.73	$1.54

ADJUSTED RETURN ON AVERAGE ASSETS AND AVERAGE EQUITY (1)

Adjusted net income (non-GAAP) (from above)	$28,024	$31,129	$28,949	$30,412	$24,371

Average Assets	$7,906,830	$7,800,229	$7,652,463	$7,324,470	$6,115,127

Adjusted return on average assets (annualized) (non-GAAP)	1.42%	1.60%	1.51%	1.66%	1.59%
Adjusted return on average equity (annualized) (non-GAAP)	14.11%	16.44%	15.21%	15.43%	14.25%

NET INTEREST MARGIN (TEY) (4)

Net interest income (GAAP)	$56,810	$65,218	$60,769	$59,400	$45,733
Plus: Tax equivalent adjustment (5)	6,057	5,554	4,459	3,396	2,933
Net interest income - tax equivalent (Non-GAAP)	$62,867	$70,772	$65,228	$62,796	$48,666
Less: Acquisition accounting net accretion	828	5,688	1,080	1,695	118
Adjusted net interest income	$62,039	$65,084	$64,148	$61,101	$48,548

Average earning assets	$7,247,605	$7,148,578	$6,975,857	$6,742,095	$5,625,813

Net interest margin (GAAP)	3.18%	3.62%	3.46%	3.53%	3.30%
Net interest margin (TEY) (Non-GAAP)	3.52%	3.93%	3.71%	3.74%	3.50%
Adjusted net interest margin (TEY) (Non-GAAP)	3.47%	3.61%	3.65%	3.64%	3.50%

EFFICIENCY RATIO (6)

Noninterest expense (GAAP)	$48,785	$49,697	$47,746	$54,248	$38,325

Net interest income (GAAP)	$56,810	$65,218	$60,769	$59,400	$45,733
Noninterest income (GAAP)	25,842	21,219	21,095	22,782	15,633
Total income	$82,652	$86,437	$81,864	$82,182	$61,366

Efficiency ratio (noninterest expense/total income) (Non-GAAP)	59.02%	57.50%	58.32%	66.01%	62.45%

(1)	Adjusted net income, Adjusted net income attributable to QCR Holdings, Inc. common stockholders, Adjusted earnings per common share and Adjusted return on average assets and average equity are non-GAAP financial measures. The Company's management believes that these measurements are important to investors as they exclude non-core or non-recurring income and expense items, therefore, they provide a more realistic run-rate for future periods. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net income, which is the most directly comparable GAAP financial measure.
(2)	Non-core or nonrecurring items (post-tax) are calculated using an estimated effective tax rate of 21% with the exception of acquisition costs which have an estimated effective tax rate of 13.62%.
(3)	The CECL Day 2 provision for credit losses on acquired non-PCD loans and OBS exposures resulted from the Guaranty Bank acquisition on April 1, 2022.
(4)	Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% effective tax rate.
(5)	Net interest margin (TEY) is a non-GAAP financial measure. The Company's management utilizes this measurement to take into account the tax benefit associated with certain loans and securities. It is also standard industry practice to measure net interest margin using tax-equivalent measures. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net interest income, which is the most directly comparable GAAP financial measure. In addition, the Company calculates net interest margin without the impact of acquisition accounting net accretion as this can fluctuate and it's difficult to provide a more realistic run-rate for future periods.
(6)	Efficiency ratio is a non-GAAP measure. The Company's management utilizes this ratio to compare to industry peers. The ratio is used to calculate overhead as a percentage of revenue. In compliance with the applicable rules of the SEC, this non-GAAP measure is reconciled to noninterest expense, net interest income and noninterest income, which are the most directly comparable GAAP financial measures.

13